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                                   EXHIBIT 99


[BTI LOGO]

Contact:
David Reno/Andrew Cole
Sard Verbinnen & Co.
212/687-8080

FOR IMMEDIATE RELEASE
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                BRUNSWICK TECHNOLOGIES BOARD ISSUES STATEMENT ON
                          UNSOLICITED CERTAINTEED OFFER

     BRUNSWICK, ME, APRIL 21, 2000 - Brunswick Technologies Inc. (Nasdaq: BTIC) ("BTI"), a leading manufacturer and innovative developer of composite reinforcements, today issued the following statement regarding an announcement by CertainTeed Corporation, a wholly owned subsidiary of Compaigne de Saint-Gobain, that it has commenced a formal offer to acquire all outstanding BTI shares for $8.00 per share in cash.

     "Consistent with its fiduciary obligations and in the best interests of all shareholders, BTI's Board of Directors will evaluate the CertainTeed offer and make a recommendation to stockholders in due course. The Company urges stockholders not to take any action with respect to the CertainTeed offer until the Board makes its recommendation."

     Examples of products manufactured with BTI engineered reinforcements include: ballistic armor, boats, snowboards, railcars, truck panels, wind blades, airframe structures, automotive parts, marine pilings, bridges, and offshore oil and gas production equipment. BTI has manufacturing facilities in the Maine, Texas and the UK.


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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains certain forward-looking statements, including among other things, statements regarding each company's results of operations and expected synergies and other benefits of the combination. These forward looking statements are based on current expectations, and actual results may differ from anticipated future events or results. Except for historical information, matters discussed in this news release which are forward-looking statements are subject to certain risks and uncertainties including, but not limited to, the uncertainties relating to the continued growth of worldwide specialty contact lens markets, timely production of lens products, the acceptance of new products as well as other risks indicated from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


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